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                                                            EXHIBIT NO. 24



                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statements No. 33-42965, 33-46500, 33-49590, 33-43756 and 33-64642 on Form S-3, and
in the Registration Statements No. 33-14714, 33-32447, 33-35862, 33-40282
and 33-41294 on Form S-8 of ENSCO International Incorporated of our reports dated February 18, 1994 for ENSCO Drilling Veneuzela, Inc. (Venezuelan Branch) and ENSCO Drilling (Caribbean), Inc. (Venezuelan Branch), appearing in this Amendment No. 1 to the Annual Report on Form 10-K of ENSCO International Incorporated for the year ended December 31, 1995.

KRYGIER, MONTILLA & ASOCIADOS

/s/ JOSE G. MOROS H.
- -----------------------------
    Jose G. Moros H.

Caracas, Venezuela
May 7, 1996



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